UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2004

Developers Diversified Realty Corporation

(Exact Name of Registrant as Specified in Charter)

Ohio	001-11690	34-1723097

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3300 Enterprise, Parkway, Beachwood, Ohio	44122

(Address of Principal Executive Offices)	(Zip Code)

(216) 755-5500

(Registrant’s telephone number,
including area code)

Item 5. Other Events.

     On April 21, 2004, Developers Diversified Realty Corporation, an Ohio Corporation (“DDR”) began an underwritten public offering of up to 6,900,000 depositary shares each representing 1/20 of a 7.50% Class I Cumulative Redeemable Preferred Share and on May 4, 2004, DDR began an underwritten public offering of 15,000,000 common shares, without par value, to be issued under DDR’s previously filed Registration Statement on Form S-3 (File No. 333-108361) (the “Registration Statement”).

Item 7. Financial Statements and Exhibits.

(c)    Exhibits.

     The following Exhibit is filed as part of this report and as an Exhibit to the Registration Statement:

Exhibit 1	Form of Underwriting Agreement For Equity Securities

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Developers Diversified Realty Corporation

Date: May 6, 2004	By:	/s/ William H. Schafer

William H. Schafer
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit 1	Form of Underwriting Agreement for Equity Securities